Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (as amended from time to time, this “Agreement”), dated as of                     , 2005, by and between Western Refining, Inc., a Delaware corporation (the “Company”), on the one hand, and each of the stockholders listed on the signature pages to this Agreement (each individually, a “Stockholder” and, collectively, the “Stockholders”), on the other hand.
W I T N E S S E T H
     WHEREAS, the Company and each of the Stockholders have entered into that certain Contribution Agreement, dated as of           , 2005 (the “Contribution Agreement”), pursuant to which the Stockholders will receive shares of Common Stock (as hereinafter defined) in exchange for their respective partnership interests in Western Refining Company, L.P.; and
     WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Contribution Agreement, the Stockholders have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. The following terms when used in this Agreement shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning provided in the preamble of this Agreement.
     “Board” means the Board of Directors of the Company.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company.
     “Company” has the meaning set forth in the preamble of this Agreement.

     “Contribution Agreement” has the meaning set forth in the preamble of this Agreement.
     “Demand Registration” has the meaning set forth in Section 2.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Holder” means any Stockholder that holds Registrable Securities and any transferees of such Registrable Securities (provided that such transfer is made in accordance with the terms of this Agreement). For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.
     “Initial Public Offering” means the first underwritten registered public offering of equity securities of the Company pursuant to a Registration Statement that has been declared effective under the Securities Act.
     “Person” means any natural person, corporation, firm, limited liability company, partnership, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
     “Piggyback Registration” has the meaning set forth in Section 3.1.
     “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect of the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments or supplements to the Prospectus, including post-effective amendments, and all materials incorporated, or deemed to be incorporated, by reference in such Prospectus.
     “Registrable Securities” means any shares of Common Stock held by a Stockholder on the date of this Agreement or issued to a Stockholder pursuant to the Contribution Agreement and any equity securities of the Company issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, except, in the case of any such securities issued with respect to Common Stock, for any such securities that are not “restricted securities,” as such term is defined in Rule 144(a) under the Securities Act. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they become eligible for resale by the Holder thereof pursuant to Rule 144(k) (or any successor provision) under the Securities Act or (e) they shall have ceased to be outstanding.
     “Registration” has the meaning set forth in Section 2.1.

     “Registration Expenses” has the meaning set forth in Section 6.1.
     “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Restricted Period” means the 180 day “Restricted Period” set forth in those certain Lock-Up Agreements, dated as of September 23, 2005 and November 21, 2005, executed and delivered by the Stockholders in connection with the Initial Public Offering, as such 180-day period may be extended in accordance with the terms of such Lock-Up Agreements.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Shelf Registration” has the meaning set forth in Section 2.2.
     “Stockholder” has the meaning set forth in the preamble of this Agreement.
ARTICLE II
DEMAND REGISTRATIONS
     2.1 Requests for Registration. Subject to the terms and conditions hereof, at any time after the expiration of the Restricted Period, if any Holder or Holders of at least 10% of the Registrable Securities then outstanding request in writing registration under the Securities Act of any of its or their Registrable Securities (a “Registration”), which request specifies the approximate number of Registrable Securities requested to be registered, then within ten (10) days after receipt of any such request, the Company shall give written notice of such requested Registration to all other Holders and shall include in the Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the date of mailing of the Company’s notice. The Registration requested pursuant to this Section 2.1 is referred to herein as a “Demand Registration”.
     2.2 Shelf Registration. With respect to any Demand Registration, any Holder or Holders of at least 10% of the Registrable Securities then outstanding may request the Company to effect a registration of the Common Stock under a Registration Statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”).
     2.3 Registration. The Company shall pay all Registration Expenses in connection with each Demand Registration. No request for a Demand Registration shall be permitted unless the Registrable Securities sought to be included in such Demand Registration constitute more than 10% of all Registrable Securities then outstanding or have an expected market value of at least $50 million, whichever is less. A Registration shall not count as a Demand Registration until it has become effective, and any Registration shall not count as a Demand Registration unless the initiating Holder or Holders and other Holders are able to register and sell at least 50% of the Registrable Securities requested to be included in such Registration.
     2.4 Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering and/or that the number of shares of Registrable Securities proposed to be included in such offering would adversely affect the price per share of the Common Stock, the timing of the offering, the distribution method or the probability of success of such offering, the Company shall include in the Registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which, in the opinion of the underwriters, can be so sold, pro rata (or as may have otherwise been agreed among the Holders of Registrable Securities to be included in such Registration) among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be registered by each such Holder; provided, however, that if the number of Registrable Securities to be included in the Registration is less than 75% of the number requested to be so included, the Holders of Registrable Securities covered by such Demand Registration shall be entitled to withdraw such request, upon the affirmative vote of Holders holding at least 66% of such Registrable Securities, and, if such request is withdrawn, the Demand Registration shall not count as a permitted Demand Registration hereunder, and the Company shall pay all Registration Expenses in connection with the withdrawn Registration. Any Person who participates in Demand Registrations not at the Company’s expense must pay its share of the Registration Expenses as provided in Article VI.
     2.5 Restrictions on Registrations. The Company shall not be obligated to effect any Demand Registration or Shelf Registration within six months after the effective date of a Registration demanded by the holders of registration rights under a Registration in which the Holders were given the right to register Registrable Securities pursuant to Article III if the number of Registrable Securities included under such Registration was not reduced pursuant to Section 3.4. The Company may, not more than twice in any 12-month period, postpone for up to 90 days the filing or the effectiveness of a Registration Statement for a Demand Registration or Shelf Registration if the Board determines in good faith that (i) such postponement is necessary in order to avoid premature disclosure of a matter that the Board has determined would not be in the best interests of the Company to be disclosed at such time or (ii) the Demand Registration would materially and adversely impact the Company; provided, however, that in such event, the Holders of Registrable Securities covered by the Demand Registration shall be entitled, upon the affirmative vote of Holders holding at least 66% of such Registrable Securities, to withdraw such request and, if such request is withdrawn, the Demand Registration shall not count as a permitted Demand Registration hereunder, and the Company shall pay all Registration Expenses in connection with the withdrawn Registration; provided, further, that upon the election of the Company and upon notice to the Holders of Registrable Securities to be included in such Registration, one such postponement may be extended to not more than 120 days at the sole discretion of the Company.
     2.6 Selection of Underwriters. In connection with a Demand Registration, the Company shall select the investment banker(s) and manager(s) to administer the offering.

ARTICLE III
PIGGYBACK REGISTRATIONS
     3.1 Right to Piggyback. Subject to the terms and conditions hereof, at any time after the Restricted Period whenever the Company proposes to register (including for this purpose a Registration effected by the Company for stockholders other than Holders) any of its securities under the Securities Act (other than (i) a Registration under Article II hereof, (ii) a Registration of securities solely relating to an offering and sale pursuant to any employee stock plan or other employee benefit plan arrangement, (iii) a Registration of securities issued in an acquisition or business combination, including any Registration on Form S-4 (or any successor form thereto), (iv) for an offering of debt that is convertible into equity securities of the Company or (v) for an exchange offer) (a “Piggyback Registration”), the Company shall give at least 10 days prior written notice to all Holders of the Company’s intention to effect such a Registration and shall include in the Registration, subject to any agreement among the Holders to be included in such Registration, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after receipt of the Company’s notice.
     3.2 Piggyback Expenses. The Registration Expenses of the Holders shall be paid by the Company in all Piggyback Registrations.
     3.3 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary Registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number which can be sold in an orderly manner in such offering and/or that the number of securities proposed to be included in such offering would adversely affect the price per share of the Common Stock, the timing of the offering, the distribution method or the probability of success of such offering, the Company shall include in the Registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in the Registration pro rata among the Holders on the basis of the number of shares proposed to be registered by each or as such Holders may otherwise agree and (iii) third, other securities requested to be included in the Registration pro rata among the holders of such other securities on the basis of the number of shares requested to be registered by each such holder or as such holders may otherwise agree.
     3.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary Registration on behalf of holders of the Company’s securities other than Registrable Securities and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in the Registration exceeds the number which can be sold in an orderly manner in such offering and/or that the number of securities proposed to be included in such offering would adversely affect the price per share of the Common Stock, the Company shall include in the Registration (i) first, the securities requested to be included therein by the holders requesting such Registration pro rata among the holders of such other securities on the basis of the number of shares requested to be registered by each such holder or as such holders may otherwise agree, (ii) second, the Registrable Securities requested to be included in such Registration pro rata among the Holders on the basis of the number of shares proposed to be registered by each or as such Holders may otherwise agree and (iii) third, other securities requested to be included in the Registration pro rata among the holders of such other securities on the basis of the number of shares requested to be registered by each such holder or as such holders may otherwise agree.
     3.5 Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company shall select the investment banker(s) and manager(s) to administer the offering.
ARTICLE IV
LOCK UP AGREEMENTS
     4.1 General. Each Holder agrees not to effect any sale, distribution or other transfer (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during a period of up to 90 days (as may be requested by the Company and the managing underwriters) following any underwritten, registered public offering of Common Stock, beginning on the effective date of such underwritten, registered offering (except for sales of such securities as part of such underwritten, registered offering) whether or not the Holder sold shares in such offering, unless the managing underwriters otherwise agree.
ARTICLE V
REGISTRATION PROCEDURES
     5.1 Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Article II or Article III of this Agreement, the Company shall use commercially reasonable efforts to effect the Registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall :
          (a) prepare and, in the case of a Demand Registration, no later than 60 days after a request for a Demand Registration, file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause the Registration Statement to become effective and remain effective until the earlier of (i) the date when all Registrable Securities covered by the Registration Statement have been sold or (ii) 120 days from the effective date of the Registration Statement; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein, and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto; provided, further, that the period for the preparation and filing of a Demand Registration shall be 120 days if a request for a Demand Registration is made in the first 45 days of any year;

          (b) except in the case of a Shelf Registration, prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period referred to in Section 5.1(a) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in the Registration Statement;
          (c) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares subject thereto for a period ending on the earlier of (i) 24 months after the effective date of such Registration Statement and (ii) the date on which all the Registrable Shares subject thereto have been sold pursuant to such Registration Statement;
          (d) furnish to each seller of Registrable Securities such number of copies of the Prospectus (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;
          (e) use commercially reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as any Holder thereof reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) take such action which would subject it to general service of process in any such jurisdiction where it is not so subject;
          (f) notify each such Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company shall prepare a supplement or amendment to the Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
          (g) promptly notify each seller of Registrable Securities and the underwriter or underwriters, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any written request by the Commission for amendments or supplements to the Registration Statement or Prospectus, (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and (v) of any other material written communication from the Commission relating to the Registration Statement or the Prospectus; and
          (h) in connection with an underwritten offering, (i) make such representations and warranties to such selling Holders and the underwriters with respect to the Registrable Securities and the Registration Statement as are customarily made by issuers to underwriters in primary or secondary underwritten offerings, (ii) obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters covering the matters customarily covered in opinions requested in primary or secondary underwritten offerings, (iii) obtain comfort letters from the Company’s independent certified public accountants and updates thereof addressed to each selling Holder and the underwriters covering the matters customarily covered in comfort letters in underwritten offerings, and (iv) make available, on a reasonable basis, senior management personnel of the Company to participate in, and cause them to cooperate with the selling Holders or the managing underwriter in any underwritten offering in connection with “road show” and other customary marketing activities, including “one on one” meetings with prospective purchasers of the Registrable Securities to be sold in the underwritten offering.
ARTICLE VI
REGISTRATION EXPENSES
     6.1 In General. All reasonable fees and expenses incident to the Company’s performance of or compliance with this Agreement and the inclusion of Registrable Securities in a Registration Statement, including, without limitation, all Registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities) and other Persons retained by the Company (all such expenses being herein called the “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.
     6.2 Reimbursement by the Company. In connection with each Registration, the Company shall reimburse the Holders covered by such Registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities covered by such Registration.
     6.3 Obligations of the Holders of Securities. To the extent registration expenses are not required to be paid by the Company, each Holder of securities included in any Registration hereunder shall pay those registration expenses allocable to the registration of such Holder’s securities so included, and any registration expenses not so allocable shall be borne by all sellers of securities included in the Registration in proportion to the aggregate selling price of the securities to be so registered.
ARTICLE VII
INDEMNIFICATION
     7.1 In General. The Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable blue sky laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.
     7.2 Information from the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders, and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

     7.3 Notice of Claim. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.
     7.4 Survival of Indemnification. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
     7.5 Contribution. If the indemnification provided for in or pursuant to this Article VII is due in accordance with the terms hereof but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 7.1 or 7.2 hereof had been available under the circumstances.
ARTICLE VIII
PARTICIPATION IN UNDERWRITTEN REGISTRATIONS
     8.1 Participation in Underwritten Registrations. No Person may participate in any Registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and

(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
ARTICLE IX
REPORTS UNDER THE SECURITIES LAWS
     9.1 Reports Under the Securities Laws. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration, after an Initial Public Offering, the Company agrees to:
          (a) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
          (b) Furnish to any holder so long as the Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act.
ARTICLE X
TRANSFER OF REGISTRATION RIGHTS
     10.1 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, affiliate, member, parent, general partner, limited partner, trust grantor or beneficiary, or retired partner of a Holder, (ii) is a Holder’s family member, is a limited partnership all of the limited partners of which are the Holder and/or the Holder’s family members, or is trust for the benefit of an individual Holder, (iii) is already a Holder of Registrable Securities or (iv) acquires at least five hundred (500) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, that such transfer shall be subject to the following: (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
ARTICLE XI
INFORMATION BY HOLDERS OF REGISTRABLE SECURITIES
     11.1 Reporting of Sales. Each Holder shall report to the Company sales made pursuant to any Registration of such Registrable Securities.
ARTICLE XII
MISCELLANEOUS
     12.1 Notices. Any notice, demand, offer or other instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall, to the extent reasonably practicable, be sent by telecopy (with confirmation of receipt), and if not reasonably practicable to send by telecopy, then by hand delivery, overnight courier or certified mail (return receipt requested), to the other parties at the addresses set forth below:
          If to the Company:

Western Refining, Inc.
6500 Trowbridge Drive
El Paso, Texas 79905
Attention: Chief Financial Officer
Facsimile: (915) 775-5587
          If to a Stockholder:

c/o Western Refining, Inc.
6500 Trowbridge Drive
El Paso, Texas 79905
If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company.
     Each party may change the place to which notice shall be sent or delivered or specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other parties. Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice shall be deemed to be duly received:
          (a) if sent by hand or overnight courier, the date when duly delivered at the address of the recipient;
          (b) if sent by certified mail, the date of the return receipt; or
          (c) if sent by telecopy, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient’s telecopy number.
     12.2 Captions. Titles or captions of Sections or Articles contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
     12.3 Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Holders of a majority of the Registrable Securities; provided, however, that without a Holder’s written consent, no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to or departures from, the terms hereof, which affect the Company’s obligations hereunder.
     12.4 Waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or as a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.
     12.5 Survival. The several indemnities, agreements, representations, warranties and each other provision set forth in this Agreement and made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any party, any director or officer of such party, or any controlling person of any of the foregoing, and shall survive the transfer of any Registrable Securities, and the indemnification and contribution provisions set forth in Article VII shall survive termination of this Agreement.
     12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
     12.7 Entire Agreement; Assignment. This Agreement and any agreement, document or schedule attached hereto or thereto or referred to herein or therein, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred and assigned in accordance with this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     12.8 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in full force and effect, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted, as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination that any provision of this Agreement is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     12.10 Consent to Jurisdiction. Without limiting the provisions of Article VII hereof, the parties agree that any legal proceeding by or against any party or with respect to or arising out of this Agreement shall be brought in or removed to the United States District Court for the State of Delaware or in any Delaware state court, as the party or parties instituting such legal action or proceeding may elect. By execution and delivery of this Agreement, each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to such parties at the addresses specified in Section 12.1. Any such service of process shall be effective five (5) business days after mailing, or, if hand delivered, upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable law. The parties hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party is entitled pursuant to any final judgment of any court having jurisdiction.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

WESTERN REFINING, INC.

By:

Name:

Title:

RHC HOLDINGS, L.P.

By:	WRC Refining Company, its General Partner

By:

Name:

Title:

WRC REFINING COMPANY

By:

Name:

Title: